                                                                Exhibit 10.1

                                     Lease

THIS LEASE is made as of the 21 day of February, 2003, by and between:

     NJ MORTGAGE ACQUISITION, LLC
     420 Lexington Avenue
     New York, New York 10170
     (hereinafter referred to as "Mortgagee")

     and

     INTERNATIONAL TECHNIDYNE CORP.
     8 Olsen Avenue
     Edison, New Jersey 08820
     (hereinafter referred to as "Tenant")

                                   WITNESSETH:

Mortgagee and Tenant agree as follows:

     1. Demised Premises. Mortgagee hereby leases to Tenant and Tenant hereby rents from Mortgagee an approximately 22,500 square foot building located at 330 Talmadge Road, Edison, New Jersey. Said building is hereinafter referred to as the "Demised Premises" and the Demised Premises, together with the land on which it is located, is hereinafter referred to as the "Property".

     2. Term. The term ("Term") of this Lease shall be ten (10) Lease Years, shall commence on the date Mortgagee delivers possession of the Demised Premises to Tenant which date shall not be later than May 1, 2003, subject to circumstances beyond Mortgagee's control* (the "Commencement Date") and shall, subject to the Option Periods (as such term is hereinafter defined), expire on the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the "Termination Date"), or such date upon which this Lease may be

*If delay is greater than 60 days, tenant has the option to cancel lease.

sooner terminated pursuant to the terms hereof. The term "Lease Year" shall mean twelve (12) consecutive months starting on the Commencement Date. Upon the extension of this Lease for the First Option Period and Second Option Period (as such terms are hereinafter defined), if applicable, all references to the term "Term" shall include the First Option Period and Second Option Period.

     3.   Rent and Option.
          ----------------

          a. Tenant hereby covenants and agrees to pay Mortgagee during the Term of this Lease a fixed annual rental for the Demised Premises, payable in equal monthly installments, in accordance with the following schedule:



                          Fixed Annual              Monthly
Lease Year                Rental                    Installments
----------                ------------              -------------
1                         $123,750.00               $10,312.50

2                         $126,000.00               $10,500.00

3                         $128,250.00               $10,667.50

4                         $130,500.00               $10,875.00

5                         $132,750.00               $11,062.50

6                         $135,000.00               $11,250.00

7                         $137,250.00               $11,437.50

8                         $139,500.00               $11,625.00

9                         $141,750.00               $11,812.50

10                        $144,000.00               $12,000.00


     b. All payments of fixed annual rental and additional rent shall be made by Tenant to Mortgagee without notice or demand in equal monthly installments, in advance, without setoff or abatement, and shall be due and payable on the first day of each and every calendar month throughout the term of this Lease commencing on the Commencement Date, provided, however, that the first month's fixed and additional rent hereunder shall be payable upon Tenant's execution of this Lease. In the event the Commencement Date is not the first day of the month, then the rent due for such month in which the Commencement Date occurs shall be pro-rated for the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs. All payments shall be made payable to "NJ Mortgage Acquisition, LLC" and forwarded to the following address:

     PNC Bank
     P.O. Box 829164
     Philadelphia, Pennsylvania 19182-9164
     For credit to: NJ Mortgage Acquisition, LLC
     Account #8014135244

     or if by wire to:

     PNC Bank
     ABA #031207607
     For credit to: NJ Mortgage Acquisition, LLC
     Account #8014135244

     c. In the event Tenant shall fail to pay any fixed annual rental or additional rent installment as provided herein, or any part thereof, within five (5) days following the due date for such installment, Mortgagee shall impose, and Tenant agrees to pay, a late charge of five (5%) percent of the rent due, said late charges to be immediately due and payable. It is agreed that this late charge has been reasonably calculated to offset Mortgagee's added expense in handling the late payment and other costs to Mortgagee, including but not limited to, the costs Mortgagee may incur for late charges on its mortgages.

     d. The parties hereto agree that the fixed annual rental payable hereunder shall be net to Mortgagee so that this Lease shall yield to Mortgagee the fixed rent per annum specified herein during the Term of this Lease. Tenant shall pay, as additional rent, the costs and expenses as provided for herein so as to render the fixed annual rental net to Mortgagee.

     e. Whenever under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the fixed annual rental reserved hereunder, said additional sum shall not be deemed to suspend or delay the obligation of Tenant to pay any and all other sums as and when due hereunder, nor otherwise limit or circumscribe any other remedy of Mortgagee, except as provided herein.

     f.   Tenant shall have the option to extend the Term of this Lease for two
(2) consecutive periods of five (5) Lease Years each, with the first option period (the "First Option Period") commencing on the day immediately following the Termination Date and terminating on the day immediately preceding the fifth anniversary of the commencement date of the First Option Period and the second option period (the "Second Option Period"; the First Option Period and the Second Option Period are sometimes collectively referred to herein as the "Option Period") commencing on the day immediately following the end of the First Option Period and terminating on the day immediately preceding the fifth anniversary of the commencement date of the Second Option Period, upon the same terms and conditions of this Lease, except for the adjustment to the rent payable hereunder. The option to extend, as well as the commencement of each Option Period, shall be expressly conditioned upon Tenant not being in default, beyond any applicable notice or grace period, of any of Tenant's obligations under this Lease and, in the case of the Second Option Period, Tenant having exercised the First Option Period. The option is exercisable by Tenant only in strict compliance with the aforesaid conditions and by giving Mortgagee written notice at any time but in any event not later than the date which is nine (9) months prior to the Termination Date in the case of the First Option Period and nine (9) months prior to the end of the First Option Period in the case of the Second Option Period. Strict compliance with the conditions of the option and the exercise thereof is deemed material to the parties, and Time For Exercise Is Of The Essence. Tenant's failure to timely exercise the option shall be deemed a waiver of the option (and any remaining option) by Tenant, in which event this Lease shall expire on the Termination Date.

          g. Fixed annual rental for each Lease Year of the Option Periods shall be the greater of: (i) the fair market rental value for the Demised Premises for said period as determined by a New Jersey-based M.A.I. appraiser ("Appraiser") who shall be selected by mutual agreement of Mortgagee and Tenant and (ii) the sum of (1) the fixed annual rent for the immediately prior rent period plus (2) the fixed annual rent for the immediately prior rent period multiplied by the CPI Adjustment Factor (as defined below).

          h. To determine the fair market rental value for the Demised Premises, within thirty (30) days of the selection of the Appraiser, Mortgagee and Tenant shall each confidentially submit to the Appraiser such party's determination of the fair market rental value for the Demised Premises for the applicable Option Period. In the event either party fails to submit its determination of the fair market rental value within said thirty (30) day period, such party shall be barred from making such submission to the Appraiser. The Appraiser shall then have ten (10) days after its receipt of the parties' submissions to choose which party's submission is the proper fair market rental value for the Demised Premises for the applicable Option Period and the Appraiser's determination shall be binding on all parties. The "CPI Adjustment Factor" shall be a factor, the numerator of which shall be the CPI (as defined below) for the calendar month immediately preceding such date of determination minus the CPI for the last calendar month of the prior Lease Year, and the denominator of which shall be the CPI for the last calendar month of the prior Lease Year. For example:

          CPI in February 2003 = 104

          CPI in February 2012 = 101

The CPI Adjustment Factor shall be 104 minus 101 divided by 101 = 2.97%. Therefore, the fixed annual rent for the first Lease Year of the First Option Period shall be $144,000.00 + (2.97% x 144,000.00) = $148,276.80. "CPI" means the United States Department of Labor, Bureau of Labor Statistics "Consumer Price Index" for Urban Wage Earners and Clerical Workers (CPI-W) published for New York,

Northern New Jersey, Long Island, NY-NJ-CT-PA, with a base of 1982-1984=100. If the CPI ceases to be published, and there is no successor thereto, such other index as Mortgagee and Tenant shall agree upon in writing shall be substituted for the CPI. If the Mortgagee and Tenant cannot agree on such substituted index, such dispute shall be settled by arbitration.

     4.   Real Estate Taxes and Assessments.

          a. Beginning on the Commencement Date, Tenant shall arrange to have the annual real estate taxes, assessments and other local governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature, assessed against the Property billed directly to Tenant, Tenant shall pay same when due and shall furnish Mortgagee with evidence of payment within five (5) days after the date each payment was due.

          b. Tenant may not institute an action seeking a reduction in the tax assessment for the Property without the prior, written consent of Mortgagee, which consent shall not be unreasonably withheld. In the event Mortgagee consents to the institution of such an action, Tenant shall keep Mortgagee fully apprised of all proceedings therein. Mortgagee shall not be obligated to bring any such action seeking a reduction in the assessment, nor shall Mortgagee be in any way liable to Tenant in the event any such action results in an increase in the assessment.

          c. If at any time during the Term of this Lease, under the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against Mortgagee as a substitution, in whole or in part, for a real estate tax or assessment, water or sewer charge, or other governmental imposition or charge, Tenant shall pay same.

     5.   Utilities.

          a. Beginning on the Commencement Date, Tenant shall arrange to have the utilities for the Demised Premises billed in its own name, shall pay when due all charges therefor directly to the utility company furnishing the services and shall furnish Mortgagee with evidence of payment within five (5) days after Mortgagee's request for same. Removal of Tenant's trash from the Property shall be Tenant's responsibility and shall be done at Tenant's sole cost and expense.

          b. Mortgagee reserves the right to enter upon the Demised Premises upon reasonable notice, provided Mortgagee shall not unreasonably disturb Tenant's operation, for the purpose of connecting wires, cables, conduits and pipes and the like within the Demised Premises which supply utilities to the Demised Premises.

     6.   Property Maintenance.

               Beginning on the Commencement Date, Tenant shall pay for the cost of grounds and lawn maintenance, snow and ice removal, trash removal and parking lot and driveway lighting of the Property throughout the Term. Mortgagee shall, at Tenant's sole cost and expense, be responsible for the maintenance of the pavement at the Property and the repair and painting of the exterior of the Building. Tenant shall reimburse Mortgagee for such items no later than ten (10) days after Mortgagee furnishes Tenant with invoices for such work. In the event Tenant shall fail to maintain the Property in a commercially reasonable condition, Mortgagee may take all steps necessary to repair and maintain the Property in such condition at Tenant's sole cost and expense.

     7.   Use and Operation of Demised Premises.

          a. Throughout the Term of this Lease, Tenant covenants to use the Demised Premises solely for the sale and distribution of medical supplies and devices and for such other lawful uses, subject to Landlord's prior written consent, which consent shall not be unreasonable withheld.

          b. In the event Tenant's use of the Demised Premises shall result in a Use Group H - High Hazard Uses classification for the Demised Premises under the applicable BOCA codes or other applicable laws, Tenant shall be solely responsible, at its cost, to bring the Demised Premises within compliance of the applicable BOCA codes or other applicable laws.

          c. Tenant shall not enter into any activities at the Property which involve the on-site generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "Hazardous Substances" and/or wastes as defined in ISRA and its implementing regulations, or as defined under the New Jersey Spill Compensation and Control Act (the "Spill Act"), N.J.S.A. 58: 10-23.11, et seq., as amended, or the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq. ["CERCLA" ]) or any other applicable environmental law. Tenant shall indemnify, defend and save Mortgagee harmless from all fines, costs, suits, damages, procedures, judgments, or actions of any kind resulting from such use by Tenant of the Property.

          d. The use by Tenant of the Property shall be in a careful, lawful, safe and proper manner, and Tenant shall not permit the same to be used for any unlawful purpose, nor commit nor suffer any waste. Tenant covenants to comply with all reasonable rules and regulations which Mortgagee may, at any time or from time to time during the Term of this Lease, impose on other tenants, their employees, agents, licensees and customers.

     8.   Insurance.

          a. Beginning on the Commencement Date, Tenant agrees to pay monthly during the Term of this Lease, as additional rent, an amount equal to one-twelfth (1/12th) of the annual cost for all insurance Mortgagee maintains for the Property, including, but not limited to, all insurance for loss or damage by fire and all other casualties ordinarily included in extended coverage, public liability, insurance for the payment of rent, personal injury, property damage and all other insurance of any type, kind or description which may be reasonably required for the Property.

          b. Tenant shall not do, not permit to be done, any act or thing on the Property which shall invalidate or be in conflict with, or cause any additional premium for, any insurance policy insuring the Property.

          c. Tenant shall, during the Term hereof, at its sole cost and expense, keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises and the business operated by Tenant in the Demised Premises as to which the limits of liability shall not be less than TWO MILLION ($2,000,000.00) DOLLARS per person and THREE MILLION ($3,000,000.00) DOLLARS per accident or occurrence and in which the property damage liability shall not be less than TWO MILLION ($2,000,000.00) DOLLARS. The policy shall be from a New Jersey licensed company, with at least a Best's rating of "A", and shall name Mortgagee as an additional insured. The policy shall contain a clause that the insurer will not cancel the insurance coverage without first giving Mortgagee thirty (30) days' prior written notice. A copy of a certificate evidencing such coverage will be delivered to Mortgagee before the Commencement Date and thereafter on each successive renewal of said coverage.

     9. Tenant's Work. Tenant shall receive an allowance of up to Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Allowance Amount") for improvements (including reasonable architectural and engineering fees) completed by Tenant (the "Tenant Improvements") at the Property. Such allowance shall be paid upon Mortgagee's receipt of paid bills from bona-fide contractors detailing the work completed, the date completed, the cost of such completed work and duly executed lien waivers for said work. Upon Mortgagee's receipt and approval of the above items, Tenant shall receive reimbursement within ten (10) days after Mortgagee's receipt of the above items. In the event Mortgagee fails to provide such reimbursement or a notice of disapproval within said ten (10) day period, Tenant shall be entitled to affect the reimbursement amount against payments becoming due under this Lease. Tenant shall retain a licensed architect for the development of all plans for the Tenant Improvements.

Tenant shall retain licensed contractors to complete the Tenant Improvements in a good and workmanlike manner and in accordance with the terms of this Lease, including Paragraphs 10(b) and 10(c), and all applicable laws, statutes, rules, regulations and ordinances of the federal, state and municipal governments. Tenant shall take all reasonable steps during the completion of the Tenant Improvements to minimize any interference with Mortgagee's completion of the Mortgagee's Work (as such term is hereinafter defined). Tenant shall indemnify, defend and save Mortgagee harmless from and against all injuries, liability, judgment, expenses, claims or damages to any persons or property arising out of the construction and/or completion of the Tenant Improvements. Tenant shall be responsible for obtaining any and all work permits and certificates of occupancy required for Tenant's Improvements.

     10.  Repairs and Alterations.

          a. Tenant covenants that throughout the Term of this Lease it will take good care of the Demised Premises, including all alterations, changes and improvements at any time erected thereon, and to keep and maintain same in good order and condition subject to normal wear and tear and damage. Except for roof and structural repairs (not required as a result of Tenant's negligence or wilful act) Tenant shall promptly make, at its sole cost and expense, all repairs and replacements to the Demised Premises, including but not limited to those portions of electrical, air-conditioning, heating and plumbing servicing (including HVAC on roof) the Demised Premises. Except for the work to be performed by Mortgagee as set forth on Exhibit A attached hereto (the "Mortgagee's Work"), Mortgagee shall deliver, and Tenant shall accept, the Demised Premises in its "as is" condition. Mortgagee shall be responsible, at its sole cost and expense, for obtaining any required certificate of occupancy or continuing certificate of occupancy for the Demised Premises due to Mortgagee's Work, subject, however, to the conditioning of the issuance of the certificate of occupancy or continuing certificate of occupancy on the completion of work for which Tenant is responsible. Tenant shall be responsible, at its sole cost and expense, for obtaining any required certificate of occupancy or continuing certificate of occupancy for the Demised Premises required for items other than Mortgagee's Work.

     b. Tenant shall, during the Term of this Lease, at its sole cost and expense, promptly comply with any statute, ordinance, rule, order, regulation or requirement of the federal, state and municipal governments and any and all departments, agencies, bureaus and subdivisions thereof as same shall apply to the Demised Premises and observe and promptly comply with: (i) all reasonable rules, orders and regulations of the Board of Fire Underwriters or any like agency; and (ii) the requirements of all insurance carriers issuing policies maintained by Mortgagee on the Demised Premises or on the Property.

     c. Tenant shall have the right during the Term of this Lease to make interior alterations and improvements to the Demised Premises subject to the following conditions: (i) any and all governmental permits and authorizations required therefor shall have been obtained by Tenant prior to the undertaking of said alterations or improvements; (ii) no structural alteration or structural improvement of the Demised Premises shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by Mortgagee which approval shall not be unreasonably withheld and which approval shall be deemed granted if Mortgagee does not respond within fifteen (15) days after Mortgagee's receipt of said plans and specifications; (iii) all alterations and improvements, when completed, shall be of such a character as shall not reduce, or otherwise adversely affect, the value of the Demised Premises, reduce the cubic content of the Demised Premises, affect the structural soundness of the Demised Premises, or change the character of the Demised Premises; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with orders, rules and regulations of the Board of Fire Underwriters (or like agency) where the Demised Premises is situated, or any other body exercising similar functions and having jurisdiction thereover; (v) all alterations and improvements shall be completed free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises; and (iv) Tenant shall, at its sole cost and expense, maintain adequate insurance therefor, including statutory workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against Mortgagee, Tenant or the Demised Premises; and general liability insurance naming Mortgagee as an additional insured, which policy shall have limits of not less than TWO MILLION ($2,000,000.00) DOLLARS per person and THREE MILLION ($3,000,000.00) DOLLARS per accident or occurrence and TWO MILLION ($2,000,000.00) DOLLARS for property damage.

The policy shall provide that the insurer will not cancel the insurance coverage without first giving Mortgagee thirty (30) days' prior written notice and that the deductible thereunder shall not exceed $50,000,000. All such insurance will be in a company or companies authorized to do business in New Jersey, with at least a Best's rating of "A", and all such policies or certificates thereof shall be delivered to Mortgagee prior to the commencement of any work.

     11.  Eminent Domain.
          --------------

          a. If the total Demised Premises is taken, acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, with or without the entry of an order in a judicial proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

          b. The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent or other charges paid or payable by Tenant to Mortgagee shall be abated as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date of the taking shall be refunded to Tenant, less any sums due Mortgagee from Tenant.

          c. Mortgagee reserves to itself all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest; however, Tenant may seek compensation for Tenant's fixtures and moving expenses, provided such award shall not diminish Mortgagee's award.

         d. In the event that only a portion of the Demised Premises is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted.

     12. Indemnity and Liability for Injury and Loss.

         a. Mortgagee: (1) shall not be liable to Tenant or any other person on the Property for any damage either to person or property; (2) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other service by any public utility; and (3) shall not be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by Tenant or any other person.

         b. Tenant shall indemnify, defend and save Mortgagee harmless from and against all injuries, liability, judgments, expenses, claims or damages to any person or property while on or about the Property arising out of the use or occupancy of the Property by Tenant.

     13. Lease Subordination.

         a. Any mortgages (as defined below) that are now or hereafter may be placed against the Property or any part thereof shall have preference and precedence and be superior and prior to this Lease (and this Lease shall be subordinate to any such mortgages), irrespective of the date of granting or recording and Tenant does hereby agree to accept (and attorn to) any mortgagee as the landlord hereunder and to perform its obligations as Tenant under this Lease, if any mortgagee acquires title to the Property by foreclosure or otherwise. Mortgagee shall use its good faith efforts to secure a non-disturbance agreement from future mortgagees in favor of Tenant, but such failure to secure a non-disturbance agreement shall in no way affect the subordination of this Lease.

         b. The term "mortgage" as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof given to: (1) institutional lenders unrelated to Mortgagee and (2) any lender provided it enters into an non-disturbance agreement with Tenant.

         c. In the event Mortgagee desires confirmation of such subordination and attornment, Tenant shall deliver any instrument which may be reasonably required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and the agreement by Tenant to accept the mortgagee as the landlord and perform under this Lease if this mortgagee acquires title to the Property by foreclosure or otherwise, as shall be desired by any aforesaid mortgagees, provided such instrument shall not alter the terms of this Lease.

         d. Tenant does hereby agree to any assignment by Mortgagee of the rentals under this Lease to a mortgagee.

         e. Tenant shall, within ten (10) days after receipt of Mortgagee's written request: (i) execute and deliver to Mortgagee a certified financial statement; and/or (ii) execute and deliver an estoppel certificate in a form required by Mortgagee, stating, to the extent such statements are accurate: (i) it is the tenant under this Lease; (ii) the Demised Premises has been accepted and occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully sets forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet, or if it has been, in what manner; (v) no claim or right of setoff exists, and neither Mortgagee nor Tenant is in default and no grounds for reducing the rent or canceling the Lease exist; (vi) the date through which rent has been paid; and (vii) such other matters as Mortgagee shall reasonably require. Tenant's failure to timely deliver the certified financial statement and/or the estoppel certificate shall be deemed a material default under this Lease.

     14.  Casualty.
          --------

          a. If, after the date hereof, the Demised Premises is damaged by fire, enemy action, or other casualty which shall result in a significant interference with the conduct of Tenant's business at the Demised Premises and Mortgagee is so notified in writing by Tenant (such damage being hereafter called "damage"), Mortgagee shall, at its option, repair or restore the Demised Premises. In the event Mortgagee elects to repair or restore the Demised Premises, there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which, and the portion or extent to which, the Demised Premises may not be used by Tenant.

          b. In the event Mortgagee shall elect to repair or restore the damage, Mortgagee shall notify Tenant in writing of the time required to repair or restore. In the event Mortgagee shall notify Tenant that such time shall exceed one hundred eighty (180) days from the date of occurrence of the damage, Tenant may elect to terminate this Lease by written notice to Mortgagee within thirty (30) days of receiving Mortgagee's notice, time being of the essence. Tenant's failure to timely exercise this option to terminate shall be deemed a waiver of this option. In the event Mortgagee shall not substantially complete the repairs by the 210th day following the date of the damage, Tenant may upon written notice to Mortgagee terminate this Lease. In the event Tenant fails to exercise this option by the 215th day following the date of the damage, time being of the essence, Tenant shall be deemed to have waived its option to terminate.

          c. If Mortgagee shall elect not to repair or restore the damage, this Lease shall terminate as of the date of occurrence of the damage.

     15.  ISRA Compliance.
          ---------------

          a. Anything contained to the contrary in Paragraph 15(b) below notwithstanding, Tenant shall not be responsible for any environmental conditions existing at the Property as of the Commencement Date of this Lease.

          b. Tenant shall, at Tenant's own expense, comply with N.J.S.A. 13:1k-6 et seq., and the regulations promulgated thereunder ("ISRA"), as well as all other environmental laws now or hereafter enacted and applicable to the Property and Tenant's use thereof. In the event of Tenant's actions or inactions which cause a problem, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection (the "NJDEP") or such other appropriate agency charged with the administration of ISRA or other applicable environmental laws. Should any division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes which occur during the Term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. Tenant shall indemnify, defend and save Mortgagee harmless from and against all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which occur during the Term of this Lease. Tenant shall also indemnify, defend and save Mortgagee harmless from and against all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA, or any other division of NJDEP or under any environmental law. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall effectuate and complete full compliance with ISRA and any other applicable environmental law, including but not limited to, any necessary cleanup, prior to the Termination Date of this Lease. Tenant shall commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this paragraph by no later than the Termination Date. In the event ISRA shall not apply to Tenant's occupancy of the Property at the end of the Term of this Lease, Tenant shall furnish Mortgagee with a letter of non-applicability from the NJDEP at the end of the Term. Tenant represents that its SIC number is, and shall remain throughout the term of this Lease, 3841. Tenant's obligation under this paragraph shall survive the termination of this Lease.

          c. Within a reasonable period of time after the execution of this Lease, Mortgagee shall furnish to Tenant copies of materials in its possession relating to the environmental condition of the Property. Mortgagee is furnishing this material to Tenant solely as an accommodation and makes no representations or warranties as to the environmental condition of the Property or the truthfulness or accuracy of the materials furnished.

     16.  Defaults and Remedies.

          a.   The following shall constitute events of default under this
Lease:

          (i) failure to pay, when due, any installment of the fixed rent, or additional rent, or any part thereof;

          (ii) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof by Mortgagee to Tenant;

          (iii) if this Lease shall be assigned or there shall be a subletting of the Demised Premises without Mortgagee's prior written consent;

          (iv) the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant, shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant of all or substantially all of Tenant's assets, and the custodianship or appointment is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; the making of a general assignment for the benefit of creditors; however, the foregoing shall not be a default if rent is paid on a current basis;

          (v)  if Tenant liquidates or ceases to exist;

          (vi) Tenant's recording this Lease or a memorandum thereof.

          b. Upon the occurrence of any event of default, Mortgagee, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

          (i) Mortgagee may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than ten (10) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth and (ii) Mortgagee may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent, without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Mortgagee, and Mortgagee may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same;

     (ii) Mortgagee may, at Mortgagee's sole option (without imposing an duty upon Mortgagee to do so), and Tenant hereby authorizes and empowers Mortgagee to: (i) re-enter the Demised Premises for its own account or otherwise; (ii) relet the same for any term; (iii) remove Tenant's improvements if reasonably necessary or desirable for such reletting purposes; (iv) restore the Demised Premises to the condition in which it was required to be surrendered by Tenant; and (v) receive and apply the rent so received to pay all fees and expenses incurred by Mortgagee, directly or indirectly, as a result of Tenant's default, including, without limitation, any reasonable legal fees and expenses arising therefrom, the reasonable cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Mortgagee, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Mortgagee as set forth in this Lease; and in no event shall Tenant be entitled to, or receive any benefit or credit from, any rental in excess of the rent reserved under this Lease which results from a reletting of the Demised Premises after Tenant's default;

     (iii) Tenant will pay Mortgagee, and be liable to Mortgagee for, the full amount of all fixed annual rent and additional rent thereafter to become due. Mortgagee shall be deemed to have satisfied its obligation, if any, to mitigate its damages provided Mortgagee shall list the Demised Premises for lease with a licensed real estate broker;

     (iv) If Tenant shall fail to make any payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Mortgagee may, without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Mortgagee, on demand, the amount of all sums so paid and all expenses so incurred by Mortgagee;

     (v) Tenant, for itself and on behalf of any and all persons claiming through or under it, including without limitation, creditors of every kind, hereby waives and surrenders all rights and privileges which it or any of them may have under, or by reason of, any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the remainder of the Term, after a judgment for possession or after Tenant is ejected therefrom by process of law or after the termination of this Lease as herein provided;

     (vi) Mortgagee and Tenant shall be liable to the other for any and all reasonable attorney's fees and costs which the other may incur as a result of Mortgagee or Tenant seeking to enforce or protect its rights against the other in connection with this Lease.

          c. The failure on the part of Mortgagee to re-enter or repossess the Demised Premises, or to enforce any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Mortgagee from exercising any such rights upon any subsequent occurring default or defaults. All of Mortgagee's rights shall be cumulative and shall not preclude Mortgagee from exercising any other rights which it may have under law.

     17.  Assignment and Subletting.

          a. Tenant shall not be entitled to transfer, sell, mortgage, pledge, hypothecate, or assign this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof (hereinafter referred to as an "Assignment") without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Notwithstanding anything contained in this Paragraph 17(a) to the contrary, Tenant shall be entitled to assign this Lease to a parent, subsidiary or affiliate of Tenant or in connection with a merger, consolidation, combination or sale of substantially all of Tenant's assets provided said parent, subsidiary, affiliate or surviving entity, as the case may be, is at least as creditworthy on the date of such transaction as Tenant is on the date hereof as determined by Mortgagee in its sole discretion.

          b. In the event Mortgagee consents to an Assignment (however, Mortgagee may terminate this Lease in lieu of consenting to an Assignment) such consent to that

Assignment shall be expressly conditioned upon the compliance by Tenant and the proposed assignee with the following provisions:

          (i) From the time of the request for a consent to the Assignment through the effective date of the Assignment itself, this Lease must be in full force and effect without any breach or default thereunder existing on the part of Tenant;

          (ii) The Assignee shall assume, by written instrument, in form and content reasonably satisfactory to Mortgagee, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the Assignment;

          (iii) A copy of the Assignment and the original assumption agreement (both in form and content satisfactory to Mortgagee) fully executed and acknowledged by the Assignee, together with a certified copy of a properly executed corporate resolution authorizing such assumption, if applicable, shall be delivered to Mortgagee prior to the effective date of such Assignment. Tenant shall acknowledge, in writing, in a form acceptable to Mortgagee, that it shall remain liable under this Lease regardless of the Assignment;

          (iv) Such Assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and shall expressly set forth that Tenant and Assignee shall continue to be and remain liable hereunder;

          (v) Tenant shall comply with the requirements of ISRA in accordance with the provisions of Section 15.

     18. Signs. Tenant shall not display any sign, picture, advertisement, or notice on the Demised Premises, nor anywhere in the Common Area, except Tenant may display such signs as first approved by Mortgagee in writing, which approval shall not be unreasonably withheld. Tenant shall be responsible for the maintenance and repair of its signs and shall remove them at the expiration of the Term of this Lease and repair all damage caused by the removal.

     19. Mortgagee's Right to Make Modifications. Mortgagee reserves the right to make improvements to the Demised Premises, provided Mortgagee furnishes Tenant with prior, written notice of such improvements and such improvements and construction shall not unreasonably interfere with Tenant's use of the Demised Premises or access to the Demised Premises.

     20. Bankruptcy of Tenant.

         a. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "use and operation" of the Demised Premises as provided in paragraph 7 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to all rent and other additional rent otherwise due pursuant to this Lease; and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under

Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Mortgagee, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (iv) to give Mortgagee at least forty-five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; and
(v) to give at least thirty (30) days' prior written notice of any abandonment of the Demised Premises; and such abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Mortgagee otherwise required under the Bankruptcy Code; and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

         b. No default of this Lease by Tenant, either prior to or after the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Mortgagee.

     21. Holding Over.

         Tenant shall have no right to remain in possession after the Termination Date. If Tenant shall occupy the Demised Premises after the expiration of this Lease with the consent of Mortgagee (which consent shall be the obligation of Tenant to obtain in writing prior to the Termination Date and which consent Mortgagee shall be under no obligation to give), and rent is accepted and collected from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Mortgagee or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party (30) days' written notice to that effect. If such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Mortgagee's written consent, Tenant shall pay to Mortgagee, as partial damages, double the amount of both fixed annual rent (at the rate which was last in effect for the Term) and all additional rent for the time, on a per diem basis, Tenant retains possession of the Demised Premises or any part thereof, after termination of the Term, together with all costs, expenses and damages incurred by Mortgagee and its agents to obtain possession from Tenant. Furthermore, if such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Mortgagee's written consent, Tenant shall be liable to Mortgagee for any loss of rents and/or liability sustained by Mortgagee or its agents in connection with any subsequent tenancy which may have intended to occupy said Demised Premises at the expiration of the Term herein. The acceptance of rent and/or additional rent by Mortgagee shall not be deemed to create a new or additional tenancy other than aforesaid.

     22.  Surrender.

          a. On the last day of the Term or on the sooner termination thereof, Tenant shall, at Tenant's sole cost and expense: (i) peaceably surrender the Demised Premises broom-clean, in as good order and condition as of the commencement of the Term of this Lease, except for reasonable wear and tear and damage by casualty; and (ii) remove from the Demised

Premises its signs, furniture, equipment, machinery and trade fixtures ("Tenant's Property"). Tenant's Property not so removed within thirty (30) days following the Termination Date, may at Mortgagee's election and without limiting Mortgagee's right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by the Tenant in the removal of Tenant's Property shall be immediately repaired by Tenant at Tenant's sole cost and expense, and this obligation shall survive the expiration or sooner termination of the Lease.

          b. Title to all alterations, additions, improvements, repairs, fixtures, other than Tenant's Property, which shall have been made, furnished or installed by or at the expense of either Mortgagee or Tenant in or upon the Demised Premises, shall vest in Mortgagee upon the installation thereof, and the same remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge, unless otherwise required by Mortgagee.

     23.  Notices.

          a. All notices and demands which are required by or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be deemed effectively given upon receipt or rejection if personally delivered, delivered by overnight courier with return receipt, telecopied or sent by United States registered, express or certified mail, postage prepaid, addressed to the parties at the following address:

          For Mortgagee:

          NJ MORTGAGE ACQUISITION, LLC

     420 Lexington Avenue
     New York, New York 10170
     Attn:  Andrew Mathias
     Tel: (212) 216-1605
     Fax: (212) 216-1785

     For Tenant:

     INTERNATIONAL TECHNIDYNE CORP.
     8 Olsen Avenue
     Edison, New Jersey 08820
     Attn:
          -------------------
     Tel:
          -------------------
     Fax:
          -------------------

     Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party, or by an assignee or successor of either of them, by the giving of written notice to the other sent as above provided.

     24.  Miscellaneous.

          a.  Definitions.

          (i) The words "rent" or "rental" may be used interchangeably and are defined to include all monies specifically reserved as fixed annual rental, additional rent, and all costs, expenses and damages which Mortgagee may suffer or incur by reason of any default of Tenant or failure on Tenant's part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Mortgagee.

          b. Abandonment of Fixtures. If, after the default in payment of rent or violation of any other provisions of this Lease or at any time during the Term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by Tenant and shall become the property of Mortgagee.

         c. Waiver. No agreement to accept a surrender of the Demised Premises shall be valid unless in writing signed by Mortgagee. The delivery of keys to any employee of Mortgagee or of Mortgagee's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The failure of Mortgagee to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not be construed as a waiver or relinquishment for the future of such covenants, condition, rule or regulation. The receipt by Mortgagee of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach, except for a breach in the payment of the rent so accepted. No payment by Tenant or receipt by Mortgagee of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Mortgagee may accept the balance of such rent or pursue any other remedy provided in this Lease.

         d. Entire Agreement. This Lease and the Exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Mortgagee and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, shall be binding upon Mortgagee or Tenant unless reduced to writing and signed by them.

         e. Lease Effective. The submission of this Lease by Mortgagee to Tenant for examination shall not be deemed to constitute an offer by Mortgagee or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Mortgagee and Tenant.

         f. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances, other than those for which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         5. Rights of Entry. Mortgagee or its duly authorized agents or representatives shall have the right, upon reasonable notice, except in the case of an emergency, to enter upon the Demised Premises during all reasonable business hours for the purpose of examining the same, showing the same to banking and insurance representatives, governmental inspectors, or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Mortgagee's right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so. Mortgagee and Mortgagee's duly authorized agents or representatives shall also have the right to show the Demised Premises to persons wishing to purchase or lease the same during the six (6) months next prior to the expiration of the Term of this Lease. Mortgagee or its duly authorized agents or representatives shall have the right to place notices on the front of the Building offering the Demised Premises for lease or for sale.

         h. Elimination of Liens by Tenant. Tenant shall not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant's agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged within thirty (30) days after notice thereof or post appropriate security satisfactory to Mortgagee to protect Mortgagee's interest as a result of said lien. Nothing in this Lease contained shall be deemed to be a consent on the part of Mortgagee to subject the Demised Premises to a lien or a claim under a mechanic's lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the Demised Premises.

         i. Interpretation. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.

     All references to nouns and pronouns used herein shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

     The words "hereby", "herein", "hereof", "hereto", "hereunder", and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the subparagraph or paragraph wherein such words appear, unless expressly so modified.

          j. Trial by Jury Waiver. The parties hereby waive trail by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Mortgagee and Tenant, or Tenant's use and occupancy of the Demised Premises.

          k. Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties. No rights, however, will inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with the provisions of this Lease.

          l. Real Property. It is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Mortgagee or on the part of the direct or indirect shareholders, principals, directors, officers, agents or employees of Mortgagee (the "Related Parties") or any subsequent landlord with respect to any of the terms, covenants and conditions of the Lease, and the liability of Mortgagee and any subsequent landlord shall not exceed and shall be limited to, and Tenant shall look solely to, the equity, rent and profits of Mortgagee or any subsequent landlord in and of the Demised Premises for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Mortgagee or any subsequent landlord, and including any judgments or other liens obtained by Tenant against Mortgagee or any subsequent landlord, and Tenant shall not look to any other property or assets of Mortgagee or any subsequent landlord or the property or assets of any of the Related Parties in seeking either to enforce Mortgagee's or any subsequent landlord's obligations under this Lease or to satisfy or collect on a judgment for Mortgagee's (or any subsequent landlord's) failure to perform such terms, covenants and conditions. Except as provided herein, no other property or assets of Mortgagee and/or the Related Parties shall be subject to levy, lien, execution, attachment or other enforcement procedure.

          m. Mortgagee's Obligations. The obligations of Mortgagee under this Lease shall not be binding upon Mortgagee after the sale, conveyance, assignment or transfer by Mortgagee, whether by operation of law or otherwise (including, without limitation, upon the exercise by the fee owner of the Property of any right of redemption under applicable law) of Mortgagee's interest as landlord under this Lease (whether prior to or after Mortgagee's acquisition of fee title in and to the Property), or upon any subsequent landlord after a sale, conveyance, assignment or transfer by such subsequent landlord of its interest as landlord under this Lease. In the event of any such sale, conveyance, assignment or transfer described in the preceding sentence, Mortgagee shall be and hereby is entirely (except for fraud by, or the criminal acts of, Mortgagee or the partners or agents of Mortgagee) freed and relieved of all existing and future covenants, obligations and liabilities as landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or the parties and the assignee or other transferee of the interest of landlord hereunder, that any such purchaser, grantee, assignee, successor by operation of law or otherwise or other transferee (including, without limitation, the fee owner of the Property upon the exercise of any right of redemption) has assumed and agreed to carry out, undertake and perform and shall be subject to any and all covenants, obligations and liabilities of the landlord hereunder.

     25. Brokers. Tenant and Mortgagee represent and warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease other than Zimmel Associates and Binswanger/Klatskin, whose commission shall be paid by Mortgagee pursuant to a separate written agreements. Tenant and Mortgagee shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.

     26. Authority. Tenant acknowledges that Mortgagee does not currently own fee title to the Property and is executing this Lease solely in its capacity as mortgagee of the Property pursuant to the authority granted to Mortgagee, as mortgagee, under the Order attached hereto as Exhibit B and made a part hereof. Tenant acknowledges that if the fee interest in the Property is redeemed, the redeeming party shall succeed to the rights and obligations of Mortgagee hereunder.

     27. Security Deposit. Tenant shall, upon the execution of this Lease, deposit with Mortgagee the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Security Deposit") as security for the full and faithful performance by Tenant of its obligations pursuant to this Lease. The Security Deposit is not an advance payment of rent or a measure or limit of Mortgagee's damages upon an event of default. Mortgagee may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Mortgagee on demand the amount so applied in order to restore the Security Deposit to its original amount. The Security Deposit shall be returned to Tenant, without interest, after the expiration of the Term, provided that Tenant has carried out all of the terms, covenants and conditions to be performed by Tenant under this Lease and all amendments or modifications hereto. If Mortgagee transfers its interest in the Property and the transferee assumes Mortgagee's obligations under this Lease, then Mortgagee may assign the Security Deposit to the transferee and Mortgagee shall have no further liability for the return of the Security Deposit.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              MORTGAGEE:

                              NJ MORTGAGE ACQUISITION, LLC
                              a Delaware limited liability company

                                   By: SLG NJ Servicing, LLC, a Delaware limited
                                       liability, its Asset Manager


                                   By: Andrew Mathias
                                       -----------------------------------------
                                       Name:
                                       Title:



                              TENANT:

                              INTERNATIONAL TECHNIDYNE CORP.
                              a Delaware corporation

                              By: D. Keith Grossman
                                  -------------------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT A

                                Mortgagee's Work

1. Replace the roof and ensure the proper condition of the roof during the Term.

2.   Repair exterior cracks in the Demised Premises.

3.   Maintain landscaping in good condition during the Term.

4. Put the overhead doors and loading docks in working order on the Commencement Date.

5.   Resurface the parking lot.

6. Put the HVAC, plumbing and electric systems in working order on the Commencement Date.

                                   EXHIBIT B

                                     Order




                                       41